Exhibit 23.2




                         CONSENT OF SARA E. MOSS, ESQ.


                                                   October 26, 2001


     I hereby consent to the use of my name under the caption "Validity of the Securities" in the Prospectus contained in the Registration Statement on Form S-3 of Pitney Bowes Inc. The issuance of such a consent does not concede that I am an "Expert" for purposes of the Securities Act of 1933, as amended.


                                          Very truly yours,



                                          /s/ Sara E. Moss, Esq.